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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Parker Drilling Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARKER DRILLING COMPANY
1401 ENCLAVE PARKWAY, SUITE 600
HOUSTON, TEXAS 77077
SUPPLEMENT TO THE PROXY STATEMENT
DATED MARCH 23, 2006
Dear Parker Drilling Shareholder:
     The following information was inadvertently omitted from page 21 of the Proxy Statement dated March 23, 2006, under “Certain Relationships and Related Party Transactions”:
     Mr. James W. Whalen, who is standing for election as a Class I Director at the Annual Meeting, entered into a Consulting Agreement with the Company concurrently with his resignation as Chief Financial Officer on October 29, 2005 (the “Consulting Agreement”), a copy of which was filed as Exhibit 10.1 to Form 8-K dated November 1, 2005. The Consulting Agreement provides that Mr. Whalen will provide consulting services on special projects as a special assistant to the CEO. The initial term of the Consulting Agreement ends December 31, 2006, and provides that Mr. Whalen will be compensated in an amount equal to the 2005 Incentive Compensation Bonus (“2005 ICP”) he would have received had he remained an employee as of the date the 2005 ICP was paid, plus Mr. Whalen will receive continued medical benefits under the Company’s medical plan through December 31, 2005, and be allowed to retain his stock options and restricted stock. Mr. Whalen was paid $416,655 on February 24, 2006, pursuant to his Consulting Agreement.
Sincerely,
Ronald C. Potter
Corporate Secretary
March 24, 2006